SECURITY AGREEMENT

THIS SECURITY AGREEMENT (“Agreement”) is entered into as of July 29, 2013 by and between Good Earth Energy Conservation, Inc., a Delaware corporation (“Company”), and Zeus Corp., a Marshals Island corporation, as the secured party (the “Secured Party”). The parties hereto agree as follows:

1.            SECURITY INTEREST. Company grants to Secured Party a security interest in, and mortgages, assigns, transfers, delivers, pledges, sets over and confirms to Secured Party, all of Company’s remedies, powers, privileges, rights, titles and interests of every kind and character now owned or hereafter acquired, created or arising in and to the following property of the Company (collectively, the “Collateral”), together with all accessions, appurtenances and additions to and substitutions for any of the foregoing, together with all renewals and replacements of any of the foregoing:

•	Company’s Intellectual Property

•	Company’s Fixed Assets

The Security Interest shall secure the payment and performance of a Secured Convertible Promissory Note of even date herewith in the principal amount of Seven Hundred Fifty Thousand Dollars ($750,000.00) (the “Note”) and the payment and performance of all other liabilities and obligations of Company to Secured Party of every kind and description, direct or indirect, absolute or contingent, due or to become due now existing or hereafter arising.

2.            REPRESENTATIONS AND WARRANTIES. Company represents and warrants as follows:

(a)            Title to Collateral. Company is the legal and equitable owner and holder of good and marketable title to the Collateral. Company agrees to defend the Collateral and its proceeds against all claims and demands, of any person at any time claiming the Collateral, its proceeds or any interest in either. No Collateral is in the possession of any person (other than Company) asserting any claim thereto or security interest therein.

(b)            Priority. The liens and security interests of this Agreement will constitute valid and perfected prior liens and security interests on the Collateral, subject to no other liens, security interests or charges whatsoever.

(c)            Absence of Litigation. There are no material actions, suits, proceedings or investigations (collectively, “Proceedings”), pending or, to the best of Company’s knowledge, threatened against Company or otherwise affecting the Collateral that could result in the imposition of substantial penalties or materially and adversely affect the Collateral, or the financial condition or business of Company, taken as a whole, or which may involve or affect the validity of this Agreement. Company is not in default with respect to any order, writ, injunction, decree or demand of any court or any administrative agency or governmental authority affecting the Collateral or the use thereof.

(d)            Execution, Delivery and Enforceability. Company is duly authorized to make and enter into this Agreement and to carry out the transactions contemplated by this Agreement and the Note. This Agreement has been duly executed and delivered by Company and is the legal, valid and binding obligation of Company, enforceable in accordance with its terms, subject only to the effect of any applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and the discretionary nature of specific performance and other equitable remedies.

(e)            Corporate Existence, Power and Authorization. Company (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and (b) has the corporate or other necessary power and authority, and the legal right to own and operate its property and to conduct the business in which it is currently engaged. Company has the corporate or other necessary power and authority, and the legal right to make, deliver and perform the Note and this Agreement. Company has taken all corporate or other action necessary to authorize the execution, delivery and performance of the Note and this Agreement.

3.            COVENANTS. Company covenants and agrees with Secured Party as follows:

(a)            Notification of Action. If the validity or priority of this Agreement or of any rights, titles, security interests or other interests created or evidenced hereby shall be attached, endangered or questioned or if any legal proceedings are instituted with respect thereto, Company will give prompt written notice thereof to Secured Party, and at Company’s own cost and expense, will diligently endeavor to cure any defect that may be developed or claimed, and will take all necessary and proper steps for the defense of such legal proceedings, and Secured Party (whether or not Secured Party is named as a party to legal proceedings with respect thereto) is hereby authorized and empowered to take such additional steps as in its judgment and discretion may be necessary or proper for the defense of any such legal proceedings or the protection of the validity or priority of this Agreement and the rights, titles, security interests and other interests created or evidenced hereby.

(b)            Further Assurances. Company will, on request of Secured Party, (i) promptly correct any defect, error or omission which may be discovered in the contents of this Agreement or in any other instrument executed in connection herewith or in the execution or acknowledgment thereof; (ii) execute, acknowledge, deliver and record or file such further instruments (including further security agreements, financing statements and continuation statements) and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Agreement and the Note, including specifically any renewals, additions, substitutions, replacements or appurtenances to the then Collateral; and (iii) execute, acknowledge, deliver, procure and record or file any document or instrument (including specifically any financing statement) deemed advisable by Secured Party, to protect the security interest hereunder against the rights or interests of third persons, and Company will pay all costs connected with any of the foregoing.

4.            EVENTS OF DEFAULT. The occurrence of any Event of Default as defined in the Note shall be an event of default hereunder (“Event of Default”).

5.            REMEDIES IN EVENT OF DEFAULT. Upon the occurrence of an Event of Default, and at any time thereafter:

(a)            Secured Party is authorized, in any legal manner and without breach of the peace, to take possession of the Collateral and of all books, records and accounts relating thereto and to exercise without interference from Company any and all rights which Company has with respect to the management, possession, operation, protection or preservation of the Collateral, including the right to sell the same for the account of Company and to deduct from such sale proceeds, all costs, expenses and liabilities of every character incurred by Secured Party in collecting such sale proceeds and in managing, operating, maintaining, protecting or preserving the Collateral and to apply the remainder of such sales proceeds to the obligations owed to the Secured Party in such manner as Secured Party may elect. If necessary to obtain the possession provided for above, Secured Party may invoke any and all legal remedies to dispossess Company, including specifically one or more actions for forcible entry and detainer. In connection with any action taken by Secured Party pursuant to this Agreement, Secured Party shall not be liable for any loss sustained by Company resulting from any failure to sell the Collateral, or any part thereof, or from other act or omission of Secured Party with respect to the Collateral unless such loss is caused by the willful misconduct and bad faith of Secured Party, nor shall Secured Party be obligated to perform or discharge any obligation, duty, or liability under any sale or lease agreement covering the Collateral or any part thereof or under or by reason of this instrument or the exercise of rights or remedies hereunder.

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(b)            Secured Party may, without notice except as hereinafter provided, sell the Collateral or any part thereof at public or private sale (with or without appraisal or having the Collateral at the place of sale) for cash, upon credit, or for future delivery, and at such price or prices as it may deem best, and any Secured Party may be the purchaser of any and all of the Collateral so sold and thereafter hold the same absolutely free from any right or claim of whatsoever kind. Upon any such sale Secured Party shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity or right of redemption, stay or appraisal which Company has or may take under any rule of law or statute now existing or hereafter adopted. To the extent notice is required by applicable law, Secured Party shall give Company and permitted lien holders written notice at the address set forth herein (which shall satisfy any requirement of notice or reasonable notice in any applicable statute) of the intention to make any such public or private sale. Such notice (if any is required by applicable law) shall be personally delivered or mailed, postage prepaid, to Company and permitted lien holders at least ten (10) calendar days before the date fixed for a public sale, or at least ten (10) calendar days before the date after which the private sale or other disposition is to be made, unless the Collateral is of a type customarily sold on a recognized market, is perishable or threatens to decline speedily in value. Such notice (if any is required by applicable law), in case of public sale, shall state the time and place fixed for such sale or, in case of private sale or other disposition other than a public sale, the time after which the private sale or other such disposition is to be made. Any public sale shall be held at such time or times, within the ordinary business hours and at such place or places, as Secured Party may fix in the notice of such sale. At any sale the Collateral may be sold in one lot as an entirety or in separate parcels as Secured Party may determine. Secured Party shall not be obligated to make any sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at any time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Secured Party until the selling price is paid by the purchaser thereof, but Secured Party shall incur no liability in case of the failure of such purchaser to take up and pay for the collateral so sold, and in case of any such failure, such Collateral may again be sold upon like notice. Each and every method of disposition described in this Agreement shall constitute disposition in a commercially reasonable manner. The Company, to the extent applicable, shall remain liable for any deficiency.

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(c)            Secured Party shall have all the rights of a secured party after default under the Uniform Commercial Code, statutory and common law of the state where the Collateral is located.

(d)            Secured Party may resort to any security given by this Agreement or to any other security now existing or hereafter given to secure the payment of the Note, in whole or in part, and in such portions and in such order as may seem best to Secured Party in its sole and uncontrolled discretion, and any such action shall not in any way be considered as a waiver of any of the rights, benefits or security interests evidenced by this Agreement.

6.            ADDITIONAL AGREEMENTS.

(a)            Release of Security Interest. Upon full payment of the Note complete performance of all of the obligations hereunder and the Note, all rights under this Agreement shall terminate and the Collateral shall become wholly clear of the security interest evidenced hereby, and upon written request by Company, such security interest shall be released by Secured Party in due form and at Company’s cost.

(b)            Waiver of Event of Default. Secured Party may waive any Event of Default without waiving any other prior or subsequent default. Secured Party may remedy any Event of Default without waiving the default remedied. The failure to exercise any right, power or remedy upon any Event of Default shall not be construed as a waiver of such Event of Default or as a waiver of the right to exercise any such right, power or remedy at a later date.

(c)            Waiver of Performance, Etc.. Secured Party may at any time and from time to time in writing (a) waive compliance by Company with any covenant herein made by Company to the extent and in the manner specified in such writing; (b) consent to Company’s doing any act which hereunder Company is prohibited from doing, or consent to Company’s failing to do any act which hereunder Company is required to do, to the extent and in the manner specified in such writing; (c) release any part of the Collateral, or any interest therein, from the security interest of this Agreement; or (d) release any party liable, either directly or indirectly, for the payments due under the Note or for any covenant herein or in any other instrument now or hereafter securing the payment due under the Note, without impairing or releasing the liability of any other party. No such act shall in any way impair the rights of any Secured Party hereunder except to the extent specifically agreed to by Secured Party in such writing.

7.            NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given (i) upon actual delivery to the party to be notified, (ii) one (1) business day after deposit with a recognized overnight courier, or (iii) three (3) business days after deposit with the U.S. Postal Service by first class certified or registered mail, postage prepaid, return receipt requested, addressed or sent (a) if to Secured Party, at 18 Place des Philosophes, 1205, Geneva, Switzerland or at such other address as Secured Party shall have furnished to Company in writing upon 10 days’ notice, and (b) if to the Company, at 7513 Pebble Dr., Fort Worth, TX, 76118, or at such other address as the Company shall have furnished to the Secured Party in writing upon 10 days' notice.

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8.            GOVERNING LAW. This Agreement has been executed and delivered in the State of Texas and shall be construed in accordance with and governed by the laws of the State of Texas and the United States of America.

IN WITNESS WHEREOF, the undersigned have executed this Security Agreement as of the date set forth above.

COMPANY:	Good Earth Energy Conservation, Inc.

By:
James R. Emmons Its President

SECURED PARTY:	ZEUS Corp.

By:
Name: Gregoire Parel Title:

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